Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sachem Capital Corp. (the “Registrant”) of our report dated March 31, 2025, relating to the consolidated financial statements which appear in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024.
We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania July 31, 2025